John Hancock Patriot Premium Dividend Fund II
                            COMMON SHARE CERTIFICATE

         THIS CERTIFICATE IS TRANSFERABLE IN BOSTON OR IN NEW YORK CITY
          ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

Number  ______                                                            SHARES


COMMON SHARE(S) OF
BENEFICIAL INTEREST
NO PAR VALUE

CUSIP 70336L 10 1
SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that ________________ is the owner of ___________ FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF JOHN HANCOCK PATRIOT PREMIUM DIVIDEND FUND II, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of September 26, 1989, establishing John Hancock Patriot Premium Dividend Fund II, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts and the Fund's By-Laws, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund, properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

Dated:

                 ---------------------              ------------------
                 Treasurer                          President

Countersigned and Registered:
By Mellon Investor Services
            (Jersey City, NJ)      Transfer Agent and Registrar     [Trust Seal]

Authorized Signature

                    Classes of Shares of Beneficial Interest

The preferences, voting powers, qualifications, and special and relative rights of the shares of beneficial interest of each class and series of the Fund are set forth in the Agreement and Declaration of Trust and By-Laws. The Fund will furnish a copy of the Agreement and Declaration of Trust and By-laws to the holder of this certificate without charge upon written request.

EXPLANATION OF ABBREVIATIONS

      The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.


ABBREVIATION      EQUIVALENT                              ABBREVIATION          EQUIVALENT
------------      ----------                              ------------          ----------

JT TEN            As joint tenants, with right of         TEN IN COM            As tenants in common
                  survivorship and not as tenants in
                  common
Abbreviation      Equivalent                              TEN BY ENT            As tenants by the entireties
ADM               Administrator(s)                        UNIF TRANSFERS MIN    Uniform Transfers to Minors Act
                                                          ACT
AGMT              Agreement                               ABBREVIATION          EQUIVALENT
                                                          ------------          ----------
CUST              Custodian for                           FDN                   Foundation
EST               Estate, Of estate of                    PL                    Public Law
EX                Executor(s), Executrix                  TR                    (As) trustee(s), for of
FBO               For the benefit of                      UA                    Under Agreement
                                                          UW                    Under the will of, Of will of, Under last
                                                                                will & Testament

-----------------------------------------------------------------------------------------------------------------------------------

                                  TRANSFER FORM

      FOR VALUE RECEIVED, (I, we) hereby sell, assign and transfer unto [please insert social security or other identifying number of assignee] [please print or typewrite name and address (including postal zip code of assignee)] _________________ Common Shares represented by this Certificate, and do hereby irrevocably constitute and appoint _____________________________ Attorney to transfer said shares on the books of the Fund with full power of substitution in the premises.

Dated ____________________________                  ____________________________
                                                    Signature(s)

(The signature to this agreement must correspond with the name as written upon the face of this Certificate in every particular, without alternation or enlargement or any change whatsoever. If more than one owner, all must sign).

Signature Guaranteed By: __________________________________

(Signature must be guaranteed by a commercial bank or trust company or member firm of any national stock exchange.)

                                IMPORTANT NOTICE

When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "assignee" space.

Alternatively, instead of using this Transfer form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.